PROMISSORY NOTE

1.

Names:

Borrower:

Freedom Financial Mortgage Corp

6615 Brotherhood Way Suite A

Fort Wayne, Indiana 46825

Lender:

Robin W. Hunt

17318Dawkins Road

New Haven, Indiana 46774

2.

Promise to Pay.

For value received, Borrower promises to pay Lender $15,000 (fifteen thousand dollars).

Lender agrees to loan $15,000 (fifteen thousand dollars) to Borrower.

3.

Principal Payment.

Borrower will pay the principal in full on or before January 24, 2010, together with any accrued interest.  The interest rate shall be 4% APR with interest to be paid monthly.

4.

Collection Costs.

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyers' fees in an amount the court finds to be reasonable.

5.

Notices.

All notices must be in writing. A notice may be delivered to Borrower or Lender at the address specified in section 1, above, or to a new address Borrower or Lender has designated in writing. A notice may be delivered:

(1) in person

(2) by certified mail, or

(3) by overnight courier.

6.  Security.

Borrower agrees that until the principal and interest owed under this Promissory Note are

Intitals:  ____________ and _______________

PROMISSORY NOTE

paid in full, this note will be secured by giving Lender a security interest in Borrowers company, Freedom Financial Holdings, Inc, and to any successors of this company.

7.  Governing Law.

This promissory note will be governed by and construed in accordance with the laws of the state of Indiana.

8.  Severability.

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Dated: _1-22-08______________

By: ______/s/ Robin W. Hunt__________________

Lender: Robin W. Hunt

By: _____/s/ Brian Kistler_____________________

Company: Brian Kistler

Intitals:  ____________ and _______________